Exhibit 8.2

[Letterhead of Latham & Watkins]

    October 15, 2001

Axys Pharmaceuticals, Inc.
180 Kimball Way
South San Francisco, CA 94080

  Re:
  Agreement and Plan of Merger, dated as of June 12, 2001, among Applera Corporation, Angel Acquisition Sub, Inc. and Axys Pharmaceuticals, Inc.

Ladies and Gentlemen:

    We have acted as counsel to and Axys Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the proposed merger (the "Merger") of Angel Acquisition Sub, Inc., a Delaware corporation ("Merger Sub") and wholly-owned subsidiary of Applera Corporation, a Delaware corporation ("Parent"), with and into the Company, pursuant to an Agreement and Plan of Merger Among Parent, Merger Sub and the Company dated as of June 12, 2001 (the "Merger Agreement"). This opinion is being delivered in connection with Parent's Registration Statement on Form S-4 relating to the proposed Merger pursuant to the Merger Agreement (the "Registration Statement") to which this opinion appears as an exhibit. Capitalized terms not defined herein have the meanings specified in the Merger Agreement.

    In rendering our opinion, we have examined and, with your consent, are expressly relying upon (without any independent investigation or review thereof) the truth and accuracy of the statements, covenants, representations and warranties contained in (i) the Merger Agreement (including any Exhibits, Annexes and Schedules thereto), (ii) the Registration Statement; (iii) representations made to us by Parent and Merger Sub and the Company in their respective letters provided to us, each dated the date hereof (the "Representation Letters"), and (iv) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion.

    In addition, we have assumed, with your consent, that:

  1.
  Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents;

  2.
  The Merger will be consummated in the manner contemplated by, and in accordance with the provisions of, the Merger Agreement and the Registration Statement;

  3.
  All statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true, complete and correct, and no actions have been taken or will be taken which are inconsistent with such statements, descriptions or representations or which make any such statements, descriptions or representations untrue, incomplete or incorrect at the Effective Time;

  4.
  Any statements made in any of the documents referred to herein "to the knowledge of" or similarly qualified are true, complete and correct and will continue to be true, complete and correct at all times up to and including the Effective Time, in each case without such qualification; and

  5.
  The parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement and the Registration Statement.

    Based upon and subject to the foregoing, we hereby confirm our opinion set forth in the discussion contained in the Registration Statement under the caption "THE MERGER—Material U.S. Federal Income Tax Consequences".

    In addition to the matters set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

  1.
  This opinion represents our best judgment regarding the application of United States federal income tax laws arising under the Internal Revenue Code of 1986, as amended, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the United States federal income tax laws.

  2.
  No opinion is expressed as to any transaction other than the Merger as described in the Merger Agreement or to any transaction whatsoever, including the Merger, if, to the extent relevant to our opinion, either all the transactions described in the Merger Agreement are not consummated in accordance with the terms of the Merger Agreement and without waiver or breach of any provisions thereof or all of the representations, warranties, statements and assumptions upon which we have relied are not true and accurate at all relevant times.

    This opinion is rendered to you in connection with Parent's filing of the Registration Statement and is not to be used, circulated, quoted or otherwise referred to or relied upon for any other purpose without our express written permission. In addition, this opinion letter may not be relied upon by or furnished to any other person, firm, corporation or entity without our prior written consent, provided however, that Company stockholders who exchange their Company stock for Parent stock in the Merger may rely on this opinion. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name therein under the captions "Material United States Federal Income Tax Consequences—Tax Consequences of the Merger," and "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                      Very truly yours,

                      /s/ Latham & Watkins